Investor Presentation June 2019 George Ellison, CEO Robin Lowe, CFO home.welcome © 2019 Front Yard Residential. All rights reserved. 1

Forward-looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to acquire SFR assets for our portfolio, including difficulties in identifying assets to acquire; the impact of changes to the supply of, value of and the returns on SFR assets; our ability to successfully integrate newly acquired properties into our portfolio of SFR properties; our ability to successfully perform property management services for our SFR assets at the standard and/or the cost that we anticipate; our ability to predict our costs; our ability to effectively compete with our competitors; our ability to apply the proceeds from financing activities or asset sales to target single-family rental assets in a timely manner; our ability to sell non-core properties on favorable terms and on a timely basis or at all; the failure to identify unforeseen expenses or material liabilities associated with asset acquisitions through the due diligence process prior to such acquisitions; changes in the market value of our single-family rental properties and real estate owned; changes in interest rates; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to maintain adequate liquidity; our ability to retain our engagement of Altisource Asset Management Corporation; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to maintain our qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in our current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive. The statements made in this presentation are current as of the date of this presentation only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise. © 2019 Front Yard Residential. All rights reserved. 2

Executive Summary

Investment Highlights

- Favorable economic tailwinds
  - Growing renter demand for Single Family homes
  - Rising interest rates and tightened lending standards make purchasing homes less affordable
- Aggregation opportunity in a fragmented market
  - Only 1% of rented homes are managed institutionally
  - Potentially large acquisition run-way at Front Yard's price point
- Unique model in Single Family Rental industry
  - Focus on affordable, working-class housing market
  - Price point drives attractive yields
  - Residents less likely to leave to purchase a home
- Proven operating ability
  - Acquired over 15,000 rental properties since 2015
  - Multiple quarters of positive trends in key metrics
  - Strategic initiatives continue to drive long-term value
- Strong balance sheet with approximately 92% fixed or capped financing and weighted average debt duration of 5.5 years.



Front Yard is an industry leader in providing quality, affordable rental homes to America's families. Our homes offer exceptional value in a variety of suburban communities which have easy accessibility to metropolitan areas. Front Yard's residents enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our residents with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Ticker: **RESI**
Established: 2012
Market Cap[1]: $497 million
Number of homes[1]: 14,810

1. Approximate Market Cap calculated at close of market 03/31/2019. Rental homes owned as of 03/31/2019, includes rentals held for sale.

Source: Federal Reserve Economic Data, St. Louis Fed, SEC filings

© 2019 Front Yard Residential. All rights reserved.

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Strong Fundamentals and Opportunity in Affordable Housing © 2019 Front Yard Residential. All rights reserved. 4

Housing by Population There are about 327 million people in the United States living in approximately 122 million homes. Renter households make up 36% (~44 million), and of those, Single Family Rentals make up 34% (~15 million). Number of Households ~122 million homes 36% 64% Renters Owners Renters by Population Owners by population Single Family Homes 34% Single-Family Homes 88% 2-4 Unit Multifamily 18% 2-4 Unit Multifamily 2% 5 or more 43% 5 or more 3% Mobile and other homes 4% Mobile and other homes 6% Sources: 2017 American Community Survey, 1-Year Estimates, US Census Bureau. Updated 5/2019 © 2019 Front Yard Residential. All rights reserved. 5

Rental Demand Increasing Rental demand over the last 10 years has grown significantly. Household formations are being driven more by renters than owners. % Growth from 2008 : Renters vs Owners 25.00% 22% 20.00% 15.00% 10.00% 4% 5.00% 0.00% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 -5.00% Growth in Total Renter Occupied Households Growth in Total Owner Occupied Households millions Household growth in last 10 Years 79 80 75 5% 60 44 37 19% 40 20 - Renter Occupied Households Owner Occupied Households Jan 2009 Jan 2019 Sources: Federal Reserve Economic Data, St. Louis Fed © 2019 Front Yard Residential. All rights reserved. 6

Institutional Opportunity Of the 85 million Single Family Homes, 15 million are renters and 70 million are owners. Only about 1% of rented homes are managed institutionally. This fragmented ownership presents an opportunity for aggregation. Total Households millions 122 million 120 100 Total Single Family Homes 85 million 80 60 122 70 40 Total REIT managed SFRs 20 0.17 million 15 0.17 - Sources: SEC filings, Federal Reserve Economic Data, St. Louis Fed, © 2019 Front Yard Residential. All rights reserved. 7

Positive Trends in Single Family Rental Upward trends in employment and delayed milestones may drive demand while the lower availability of “starter” homes, increases in outstanding student debt and household formations are expected to restrict purchase supply. Non farm employment growth rate Student Debt Outstanding Household Formations Billions Millions 18% 1,800 124 16% 122 14% 1,600 120 12% 1,400 118 10% 116 1,200 8% 114 6% 1,000 112 4% 110 800 2% 108 0% 600 106 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 201020112012201320142015201620172018 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Percentage of 30-Year-Olds Hitting “Adult” Milestones New <1800 square feet homes as a % of construction 100% 90% 89% 32% 32% 76% 28% 80% 70% 24% 57% 22% 21% 22% 22% 60% 56% 47% 40% 33% 20% 0% Live on their own Have ever married Live with a child Own a home 2010 2011 2012 2013 2014 2015 2016 2017 1975 2015 Decreasing construction of starter homes Sources: Federal Reserve Economic Data, St. Louis Fed, US Census Bureau © 2019 Front Yard Residential. All rights reserved. 8

Renter Household Growth Supply Deficit of Housing Units 2010 2019 Post crisis, total households have grown at a 139 faster rate compared to total housing units, 5% resulting in a supply deficit. 132 With decreased supply and upward price movement, the choice to rent may be more 122 attractive, especially to those without the ability 9% for large down payments or who cannot afford 112 costly repairs associated with home ownership. The more affordable housing segment of the population may find ownership even more difficult. Households Growth (Millions) Housing Units Growth (Millions) Monthly Supply of Houses in the United States US New Single-Family Home Average Sales Price months thousands 9.0 $450 8.1 8.0 7.0 $400 6.0 6.0 376 $350 5.0 4.0 4.8 $300 3.0 283 2.0 $250 1.0 0.0 $200 2011 2012 2013 2014 2015 2016 2017 2018 2019 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Sources: Federal Reserve Economic Data, St. Louis Fed © 2019 Front Yard Residential. All rights reserved. 9

Challenges in Home Ownership Financing 30-Year Average Fixed Mortgage Rate 4.70% Mortgage rates have climbed to 4.46% 4.50% the highest level in close to five years. 4.30% 4.15% 4.10% 4.03% 3.87% 3.90% 3.67% 3.70% 3.50% 2015 2016 2017 2018 2019 billions of Mortgage originations are not New mortgages originations to purchase or rent homes dollars increasing at the same rate as 350 household formations. 300 250 200 150 100 50 - 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Sources: Federal Reserve Economic Data, St. Louis Fed, Consumerfinance.gov/data © 2019 Front Yard Residential. All rights reserved. 10

FICO Distributions billions MORTGAGE ORIGINATIONS BY CREDIT SCORE* 1200 <620 620-659 660-719 720-759 760+ Banks have tightened lending 1000 standards. Between 2003 and 2008, 800 43% of originations had FICOs below 720, and 21% below 660. From 2015 600 to 2018, those percentages dropped 400 to 27% and 10% respectively. 200 0 40.0% Average Debt to Income Ratio (Conventional Mortgages) 39.0% 38.0% 37.0% 36.0% Similarly, average debt to income ratios 35.0% have decreased from pre-crisis levels of 34.0% 33.0% 37.8% to 35.7%. 32.0% 31.0% 30.0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Source: New York Fed Consumer Credit Panel/Equifax; *Credit Score is Equifax Risk score 3.0 © 2019 Front Yard Residential. All rights reserved. 11

Strong Growth and Operational Performance © 2019 Front Yard Residential. All rights reserved. 12

Mission Statement Front Yard Residential is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities across the US with access to quality education and jobs. We renovate each property to bring it up to our exacting standards while maintaining reasonable rents. In addition to offering a great place to live, we aim to provide a great experience for our residents. Our property managers provide a nationwide network that ensures our residents receive excellent service. At Front Yard, we invite you to make one of our houses your home. © 2019 Front Yard Residential. All rights reserved. 13

Strong Performance on Initiatives The first quarter was extremely productive and we made excellent progress on our goals.  Complete the internalization of property management  Successfully internalized our homes, ahead of original schedule  Focus on maximizing operating efficiencies Ongoing  Increased leased rate by over 150 bps  Blended rent growth strong in the first quarter at 4.3%  Strategically prune existing SFRs in non-target markets Ongoing  Sold 576 non-core rental properties for gains of $7.5 million  Continue to optimize balance sheet Ongoing  Increased fixed or capped debt to 92%  Reduced warehouse interest rates  Maintain focus on capital allocation On Track  Cover dividend with rental operating cash flow On Track  Revisit asset management agreement  New AMA agreement designed to deliver long-term shareholder value © 2019 Front Yard Residential. All rights reserved. 14

Company Snapshot

($s in thousands, except per home and per share amounts) (unaudited)

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Portfolio Information - end of period					
Total Rental Homes	14,497	14,544	14,587	11,886	11,954
Leased	13,788	13,546	13,562	11,064	11,090
Ready to rent	260	434	424	335	493
Under turn	378	428	479	350	230
Under renovation	71	136	122	137	141
Stabilized Rentals	14,407	14,383	14,447	11,729	11,760
% of rentals stabilized	99%	99%	99%	99%	98%
% of Stabilized Rentals leased	95.7%	94.2%	93.9%	94.3%	94.3%
Total REOs	388	901	896	411	462
Previous rentals identified for sale[1]	313	797	763	221	142
Legacy REO[1]	75	104	133	190	320
Total Rental and REO	14,885	15,445	15,483	12,297	12,416
Selected Operating Information[2]					
Stabilized Rental revenue	$ 51,968	$ 51,575	$ 46,691	$ 40,906	$ 39,765
Stabilized Core rental revenues	$ 51,124	$ 50,679	$ 45,903		
Total rental revenue	$ 52,625	$ 54,029	$ 48,313	$ 40,906	$ 39,765
Stabilized Rental Net Operating Income	$ 32,061	$ 31,688	$ 28,843	$ 26,393	$ 25,945
Stabilized Rental NOI Margin	61.7%	61.4%	61.8%	64.5%	65.2%
Stabilized Rental Core NOI Margin	62.7%	62.5%	62.8%		
Stabilized Rental average monthly rent per leased property	$ 1,267	$ 1,261	$ 1,254	$ 1,247	$ 1,237
Stabilized Rental blended average change in rent	4.3%	4.3%	4.3%	4.2%	3.5%
Stabilized Rental turnover rate	6.1%	6.6%	7.2%	8.7%	6.3%

1. As of March 31, 2019, 120 rental homes and 37 legacy REOs were being prepared for sale and will be classified as held for sale once listed.
2. Please see the Definitions and Disclosures section of this presentation for important information on definitions of metrics and reconciliations to GAAP.

© 2019 Front Yard Residential. All rights reserved.

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New AMA Agreement On May 7, 2019, we entered into a new Asset Management Agreement designed to build long-term shareholder value and allow FYR to build scale and take advantage of the exceptional opportunity in the affordable SFR sector.  No fee increase until stated target of AAMC Fees as a % of GREA $0.15 of quarterly AFFO is exceeded 1.20%  As assets increase, the management fee percentage decreases to keep FYR’s G&A 1.00% in line with industry peers 0.80%  Employs an “Aggregate Fee Cap” to prevent fees from disproportionately 0.60% affecting G&A GREA of % 0.40%  Further aligns interests by incentivizing the manager to grow cash flow 0.20%  FYR can terminate, at its sole discretion, 0.00% for 3x fees for any reason $2,100 $3,100 $7,500 $5,300 $4,700 $4,200 $2,600 $9,500 $3,600 $5,800 $8,500 $6,400 $6,900 $9,000 $8,000 $10,000  Reduces costs of raising capital Gross Real Estate Assets (GREA) ($s in millions) Base Fee Fee Cap © 2019 Front Yard Residential. All rights reserved. 16

Strong Demand Drivers and High Resident Retention Turnover Rate New Lease Rental Rate Growth Turnover remains low at 29.5% for trailing twelve months with Strong workforce rental housing demand in Front Yard’s markets lease expiration schedule efficiently managed to capture spring provides continued growth in spreads at vacancy with Spring 2019 leasing spreads. 2.9% 2.9% 2.9% 2.9% growth at 5.0%+. 5.0% 5.0% 4.7% 4.7% 4.4% 4.2% 4.2% 2.3% 2.3% 3.9% 2.1% 2.0% 1.9% 1.7% 2.6% 1.8% Jan Feb Mar Apr May Jan Feb Mar Apr May 2018 2019 2018 2019 Renewal Rental Rate Growth Blended Rental Rate Growth Renewal rent spread remain above 4% with continued focus on Blended rental rate growth continues to grow as demand and balancing turnover with revenue growth. economic tailwinds provide strong rate growth opportunities. 4.4% 4.5% 4.4% 4.4% 4.4% 4.5% 4.3% 4.2% 4.3% 4.3% 4.2% 4.0% 4.0% 4.1% 4.1% 4.1% 3.8% 3.7% 3.4% 3.2% Jan Feb Mar Apr May Jan Feb Mar Apr May 2018 2019 2018 2019 © 2019 Front Yard Residential. All rights reserved. 17

FFO and Core FFO ($s in thousands, except per share amounts) (unaudited) Reconciliation of GAAP net loss to FFO, and Core FFO: Three Months Ended Three Months Ended Mar 31, 2019 Mar 31, 2018 GAAP net loss $ (18,508) $ (27,350) Depreciation and amortization 22,385 19,190 Impairment 1,020 7,575 Net (gain) loss on real estate and mortgage loans (8,777) 1,634 FFO (3,880) 1,049 Acquisition and integration costs 2,211 33 Non-cash interest expense 2,229 1,526 Share-based compensation 1,119 (414) Other adjustments1 2,022 307 Core FFO 3,701 2,501 Weighted average common stock outstanding - diluted 53,630,204 53,454,063 FFO per share - diluted $ (0.07) $ 0.02 Core FFO per share - diluted $ 0.07 $ 0.05 1. Other adjustments include non-recurring income/expense items and one-time costs that management has determined are not representative of Front Yard’s core on-going operations. Note: Please see the Definitions and Disclosures section of this presentation for important information on definitions of metrics and reconciliations to GAAP. © 2019 Front Yard Residential. All rights reserved. 18

Rental Portfolio Detail

front yard RESIDENTIAL

($s in thousands) (unaudited)

Rental Portfolio - Q1 2019

Market	Rental Portfolio Count	Net CV per Property	% of Rental Count	Average Size (Sq. ft.)	Average Age (yrs)	Stabilized Count	Non-Stabilized Count
Atlanta, GA	4,349	$ 110	30.0%	1,603	37	4,298	51
Memphis, TN	1,291	140	8.9%	1,661	25	1,288	3
Dallas-Fort Worth, TX	884	150	6.1%	1,654	29	884	-
Houston, TX	882	142	6.1%	1,650	30	877	5
Miami, FL	812	168	5.6%	1,216	54	808	4
Birmingham, AL	721	113	5.0%	1,485	42	719	2
Indianapolis, IN	650	126	4.5%	1,606	24	650	-
Charlotte, NC	589	136	4.1%	1,435	30	589	-
Minneapolis, MN	488	151	3.4%	1,422	88	484	4
Nashville, TN	450	144	3.1%	1,508	18	450	-
Other	3,381	141	23.2%	1,439	34	3,360	21
Total	14,497	$ 132	100.0%	1,533	36	14,407	90

State	Rental Portfolio Count	Net CV per Property	% of Rental Count	Average Size (Sq. ft.)	Average Age (yrs)	Stabilized Count	Non-Stabilized Count
Georgia	4,353	$ 110	30.0%	1,602	37	4,302	51
Florida	2,108	148	14.5%	1,339	41	2,098	10
Texas	1,961	145	13.5%	1,646	29	1,955	6
Tennessee	1,474	141	10.2%	1,638	24	1,471	3
North Carolina	868	135	6.0%	1,452	26	868	-
Alabama	722	113	5.0%	1,485	42	720	2
Indiana	668	126	4.6%	1,603	24	668	-
Minnesota	488	151	3.4%	1,422	88	484	4
Missouri	436	145	3.0%	1,420	41	432	4
Oklahoma	305	144	2.1%	1,547	28	305	-
Other	1,114	148	7.7%	1,425	36	1,104	10
Total	14,497	$ 132	100.0%	1,533	36	14,407	90

Note: Please see the Definitions and Disclosures section of this presentation for important information on definitions of metrics and reconciliations to GAAP.

© 2019 Front Yard Residential. All rights reserved.

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Leasing Detail Leasing by Market - Q1 2019 Avg Monthly Average Average Blended Stabilized Rent per Change in Change in Average Rental Leased Stabilized Renewal Re-lease Change in Renewal Turnover Core NOI Market Property Leased % Rent Rent Rent Rate Rate Margin Atlanta, GA $ 1,123 97.2% 4.4% 7.3% 5.6% 88% 6.1% 61.0% Memphis, TN 1,260 95.2% 2.9% 1.5% 2.3% 63% 6.1% 69.1% Dallas-Fort Worth, TX 1,471 95.4% 5.1% 3.7% 4.6% 76% 7.5% 57.0% Houston, TX 1,349 93.0% 3.4% -0.3% 1.6% 65% 4.0% 48.2% Miami, FL 1,612 95.9% 4.2% 1.8% 3.3% 89% 7.1% 60.2% Birmingham, AL 1,131 95.3% 3.1% 3.3% 3.2% 81% 6.7% 73.6% Indianapolis, IN 1,234 93.7% 4.3% -1.1% 2.3% 73% 6.2% 61.8% Charlotte, NC 1,182 96.6% 4.5% 10.9% 7.9% 84% 4.9% 68.4% Minneapolis, MN 1,429 99.4% 3.5% 1.3% 2.3% 90% 3.1% 62.5% Nashville, TN 1,400 97.1% 3.5% 1.0% 2.2% 77% 4.2% 76.7% Other 1,309 94.4% 4.4% 4.6% 4.5% 73% 6.7% 63.5% Total $ 1,267 95.7% 4.2% 4.5% 4.3% 79% 6.1% 62.7% Note: Please see the Definitions and Disclosures section of this presentation for important information on definitions of metrics and reconciliations to GAAP. © 2019 Front Yard Residential. All rights reserved. 20

Definitions and Disclosures © 2019 Front Yard Residential. All rights reserved. 21

Definitions and Disclosures Average change in renewal rent: Average percentage change in rent on all non-month-to-month lease renewals during the quarter, compared to previous annual contractual rent. Average change in re-lease rent: Average percentage change in rent for new leases starting in the quarter compared to previous annual contractual rent. Average monthly rent per leased property: Total contractual monthly rent on all properties leased divided by the number of properties leased at quarter end. Blended average change in rent: Total weighted average percentage change in rent for both renewals and re-leases in the quarter. Renewal Rate: Renewal rate is calculated as the number of renewed leases in a given period divided by total leases expired, excluding early terminations and leases transitioning to month-to-month in the period. Rental Portfolio: We define Rental Portfolio as properties that are leased, listed and ready to rent, or under renovation or turn where that property is expected to become leased to qualified residents. Stabilized Rental: We define a property as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle or because they are identified for sale. Turnover Rate: Total number of properties vacated including move-outs and early terminations during the quarter as a percentage of the stabilized rental portfolio. © 2019 Front Yard Residential. All rights reserved. 22

Definitions and Disclosures FFO and Core FFO: FFO is a supplemental performance measure of an equity real estate investment trust (“REIT”) used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments. We believe that FFO is a meaningful supplemental measure of our overall operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, FFO provides a measure of our returns on our investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of FFO as a measure of our performance is limited. Our Core FFO begins with FFO and is adjusted for share-based compensation; acquisition and integration costs; non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives and other non-comparable items, as applicable. We believe that Core FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as FFO and is further helpful as it provides a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. Because Core FFO, similar to FFO, captures neither the changes in the value of the homes nor the level of capital expenditures to maintain them, the utility of Core FFO as a measure of our performance is limited. Although management believes that FFO and Core FFO increase our comparability with other companies, these measures may not be comparable to the FFO or Core FFO of other companies because other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining Core FFO or may utilize metrics other than or in addition to Core FFO. © 2019 Front Yard Residential. All rights reserved. 23

Definitions and Disclosures NOI, NOI Margin, Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin: NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses. We define NOI Margin as NOI divided by rental revenues. Stabilized Rental NOI and Stabilized Rental NOI Margin are calculated using only the stabilized rental properties in our rental portfolio. Stabilized Rental NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses of the stabilized rental properties in our rental portfolio. We define Stabilized Rental NOI Margin as Stabilized Rental NOI divided by rental revenues. We define Stabilized Rental Core NOI Margin as Stabilized Rental NOI divided by core rental revenues from Stabilized Rentals, which are rental revenues less tenant charge-back revenues attributable to our Stabilized Rentals. We consider NOI, NOI Margin, Stabilized Rental NOI, and Stabilized Rental NOI Margin to be meaningful supplemental measures of operating performance because they reflect the operating performance of our stabilized properties without allocation of corporate level overhead or general and administrative costs, acquisition fees and other similar costs and provide insight to the ongoing operations of our business. In addition, Stabilized Rental Core NOI Margin removes the impact of tenant charge-backs that are included in both revenues and expenses and therefore have a no impact to our net results of operations. These measures should be used only as supplements to and not substitutes for net income or loss or net cash flows from operating activities as determined in accordance with GAAP. These net operating income measures should not be used as indicators of funds available to fund cash needs, including distributions and dividends. Although we may use these non-GAAP measures to compare our performance to other REITs, not all REITs may calculate these non-GAAP measures in the same way, and there is no assurance that our calculation is comparable with that of other REITs. While management believes that our calculations are reasonable, there is no standard calculation methodology for Stabilized Rental NOI, Stabilized Rental NOI Margin or Stabilized Rental Core NOI Margin, and different methodologies could produce materially different results. The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin. © 2019 Front Yard Residential. All rights reserved. 24

Definitions and Disclosures

Reconciliation of GAAP net loss to Stabilized Rental NOI and Stabilized Rental Core NOI Margin

($s in thousands) (unaudited)

	Three Months Ended				
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
GAAP net loss	$ (18,508)	$ (34,216)	$ (47,933)	$ (21,336)	$ (27,350)
Adjustments:					
Rental revenues from non-stabilized properties	(657)	(2,454)	(1,622)	-	-
Net (gain) loss on real estate and mortgage loans	(8,777)	(618)	(1,177)	306	1,634
Operating expenses on non-stabilized properties	2,205	2,631	2,821	2,684	2,972
Depreciation and amortization	22,385	21,910	21,100	18,761	19,190
Acquisition and integration costs	2,211	7,595	25,220	759	33
Impairment	1,020	1,740	1,276	2,143	7,575
Mortgage loan servicing costs	387	368	479	319	355
Interest expense	21,510	24,492	20,142	16,338	16,063
Share-based compensation	1,119	1,144	1,200	1,094	(414)
General and administrative	5,766	5,184	3,483	2,477	2,673
Management fees to AAMC	3,575	3,608	3,648	3,697	3,790
Income tax expense	8	40	6	-	-
Other (income) expense	(183)	264	200	(849)	(576)
Stabilized Rental NOI	$ 32,061	$ 31,688	$ 28,843	$ 26,393	$ 25,945
Rental revenues	$ 52,625	$ 54,029	$ 48,313	$ 40,906	$ 39,765
Less: Rental revenues from non-stabilized properties	(657)	(2,454)	(1,622)	-	-
Rental revenues from Stabilized Rentals	51,968	51,575	46,691	40,906	39,765
Less: Tenant charge-back revenue from Stabilized Rentals	(844)	(896)	(788)	(650)	(562)
Core rental revenues from Stabilized Rentals	$ 51,124	$ 50,679	$ 45,903	$ 40,256	$ 39,203
Stabilized Rental NOI Margin	61.7%	61.4%	61.8%	64.5%	65.2%
Stabilized Rental Core NOI Margin	62.7%	62.5%	62.8%	65.6%	66.2%

© 2019 Front Yard Residential. All rights reserved.

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Thank you. © 2019 Front Yard Residential. All rights reserved. 26